                                             SCHEDULE A

                                               FUNDS
                                      (DATED AS OF _________)

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                                                                   ANNUAL RATE OF    EFFECTIVE DATE
                                   SERIES                         AVERAGE DAILY NET
                                                                       ASSETS
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
First Trust/Dow Jones Dividend & Income Allocation Portfolio            0.60%           04/18/12
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First Trust Multi Income Allocation Portfolio                           0.60%            5/1/14
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